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                                                                       Ex. 23.3




                             CONSENT OF APPRAISER


We hereby consent to the references made to us and to our report by Bally's Park Place Funding, Inc. and Bally's Park Place, Inc. in the Prospectus constituting a part of Amendment No. 1 to Registration Statement No. 33-51765 on Form S-1. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   AMERICAN APPRAISAL ASSOCIATES, INC.


                                   By  Ronald M. Goergen
                                      ---------------------------------
                                       Ronald M. Goergen
                                       Executive Vice President


Milwaukee, Wisconsin
February 11, 1994